Exhibit 10.1

Home Solutions of America, Inc.

2001 Stock Plan

Restricted Stock Purchase Agreement

This Restricted Stock Purchase Agreement (this “Agreement”) is executed between Home Solutions of America, Inc., a Delaware corporation (the “Company”) and Brian Marshall, a director of the Company (“Recipient”) effective as of the 12th day of December, 2006 (the “Effective Date”). Unless otherwise defined in this Agreement, the capitalized terms herein shall have the same meaning as defined in the Company’s 2001 Stock Plan (the “Plan”).

I. NOTICE OF RESTRICTED STOCK GRANT

The undersigned Recipient, in consideration of Recipient’s service as a director of the Company during the period from August 17, 2006 to May 31, 2007 (the “Compensation Period”), is hereby awarded the following shares (the “Restricted Stock”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to restrictions as set forth herein. The Restricted Stock is subject to the terms and conditions of the Plan and this Agreement. Certain information relevant to the grant of Restricted Stock is set forth below:

Name of Recipient:	Brian Marshall
Date of Grant:	December 12, 2006
Type of Security:	Common Stock
Price per Share Paid by Recipient:	$-0- per share
Closing Price of Common Stock on Nasdaq on Date of Grant:	$6.71 per share
Total Number of Shares of Restricted Stock Granted:	16,600 shares

II. AGREEMENT

1. Vesting. The Restricted Stock shall vest in accordance with the vesting schedule attached hereto as Exhibit “A”. The Restricted Stock granted to Recipient shall be subject to Recipient’s continuing service as a director of the Company during the Compensation Period. If Recipient does not serve as a director for the entire Compensation Period for any reason, all shares of Restricted Stock that are unvested on the effective date of Recipient’s termination as a director of the Company shall be forfeited; provided, that Recipient shall be entitled to retain all shares of Restricted Stock that are vested on or before the effective date of Recipient’s termination as a director of the Company. In the event of Recipient’s termination as a director of the Company prior to the end of the Compensation Period, (i) Recipient shall promptly return to the Company, the stock certificate evidencing the total number of shares of Restricted Stock granted to Recipient, together with a duly executed stock power and such other instruments of assignment and agreements as may be requested by the Company, (ii) the stock certificate representing the total number of Restricted Shares granted to Recipient shall be cancelled, and (iii) the Company shall cause its transfer agent to issue a new stock certificate to Recipient representing the number of shares of Restricted Stock that were vested as of the effective date of Recipient’s termination as a director of the Company, which shall be delivered to Recipient promptly upon receipt thereof by the Company.

2. Share Certificates. Each certificate issued in respect to the Restricted Stock shall be registered in Recipient’s name and, at the Company’s request, deposited by him, together with a stock power endorsed in blank, with the Company or its authorized escrow agent, and shall bear the following legend (or a similar legend):

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE RESTRICTED STOCK PURCHASE AGREEMENT EFFECTIVE AS OF DECEMBER 12, 2006 ENTERED INTO BETWEEN THE REGISTERED OWNER AND HOME SOLUTIONS OF AMERICA, INC.

3. Lock-Up. Recipient will not, without the prior written consent of the Company, directly or indirectly, offer, pledge or encumber, sell, assign, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer (collectively, “Transfer”) any shares of Restricted Stock whether vested or unvested, until (i) with respect to fifty percent (50%) of the shares of Restricted Stock, six (6) months following the date of grant, and (ii) with respect to the remaining fifty percent (50%) of the shares of Restricted Stock, after December 31, 2007. Any attempted transfer of Restricted Stock in violation of this Section 3 will be null, void and of no force or effect.

4. Voting. Recipient shall have the right to vote the vested and unvested shares of Restricted Stock while the Restricted Stock is subject to the provisions of Sections 3 of this Agreement except as otherwise provided by the Plan.

5. Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and Recipient with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed or any national quotations system upon which the Company’s Common Stock may be quoted at the time of such issuance or transfer. Recipient understands that the Company is under no obligation to register or qualify the Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Recipient agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of Common Stock in violation of this Agreement.

6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede in their entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof, and may not be modified adversely to Recipient’s interest except by a writing signed by the Company and Recipient. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware. Venue for all disputes arising hereunder shall be proper exclusively in Dallas County, Texas.

7. No Guarantee of Continued Service. Recipient acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the terms and conditions set forth herein do not constitute an express or implied promise of continued engagement as a director for any period or at all, and shall not interfere in any way with Recipient’s right or the Company’s right to terminate Recipient’s service as a director at any time, with or without cause.

8. Acknowledgement of Plan. Recipient acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the grant of Restricted Stock and agrees to all of the terms and provisions thereof related thereto. Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

[The remainder of this page is left blank intentionally.]

This Agreement has been executed by the Company and Recipient this the 12th day of December, 2006, effective for all purposes as of the Effective Date.

COMPANY:

HOME SOLUTIONS OF AMERICA, INC.

By: /s/ Rick O’Brien
Name: Rick O’Brien
Title: President and Chief Operating Officer

RECIPIENT:

/s/ Brian Marshall
Name: Brian Marshall

Exhibit A

Vesting Schedule

Date	No. of Shares Vesting
August 17, 2006	1,660
September 30, 2006	1,660
October 31, 2006	1,660
November 30, 2006	1,660
December 31, 2006	1,660
January 31, 2007	1,660
February 28, 2007	1,660
March 31, 2007	1,660
April 30, 2007	1,660
May 31, 2007	1,660
TOTAL:	16,600